CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Counsel” and “Financial Statements” in the Statement of Additional Information and to the use of our report dated May 29, 2015 in the Post-Effective Amendment No.4 to the Registration Statement (Form N-1A No. 333-184160) and Amendment No.7 to the Registration Statement (Form N-1A No. 811-22754) of Morgan Creek Tactical Allocation Fund.

/s/ ERNST & YOUNG LLP

New York, New York
July 24, 2015